Exhibit 99.1

4675 MacArthur Court, Suite 800

Newport Beach, California 92660 USA

949.437.1000   fax: 949.724.1397

www.cleanenergyfuels.com

Clean Energy Reports 75.2 Million Gallons Delivered and Revenue of $85.8 Million for First Quarter of 2015

NEWPORT BEACH, Calif.—(BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) (Clean Energy or the Company) today announced operating results for the first quarter ended March 31, 2015.

Gallons delivered (defined below) for the first quarter of 2015 increased 27% to 75.2 million gallons, compared to 59.3 million gallons delivered in the same period a year ago. CNG, LNG and RNG gallons delivered were 52.4 million, 18.3 million and 4.5 million, respectively, for the first quarter of 2015, compared to 39.4 million, 16.7 million and 3.2 million, respectively, in the same period of 2014.

Revenue for the first quarter of 2015 was $85.8 million, a decrease of 10% compared to $95.3 million for the first quarter of 2014. Construction revenue in the first quarter of 2015 was $9.8 million less than construction revenue in the first quarter of 2014, principally due to timing of revenue recognition on construction projects in-process as of March 31, 2015 totaling approximately $9.1 million. Lower fuel prices which were driven by lower natural gas commodity costs reduced revenue by approximately $3.7 million in the first quarter of 2015 compared to the same period in 2014. Revenue for IMW Industries, Ltd. (IMW), Clean Energy’s compressor manufacturing subsidiary, was lower by $7.9 million when compared to the same period in 2014 due to anticipated effects of the soft global oil market and changes in customer mix. Revenue related to gallons delivered increased by $8.4 million comparing the first quarter of 2015 to the first quarter of 2014.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “I’m pleased with the progress we are making to drive volume growth across our different market sectors.   While gasoline and diesel prices declined, so did our commodity cost, and our margins increased despite the depressed oil market.  We continue to open new stations in our national network and sign up fleet customers across the country that will enjoy the environmental and economic benefits associated with natural gas vehicle fuel. Additionally, our new virtual CNG pipeline business, NG Advantage, has made strong progress including their recent contract announcement with International Paper, and we look to expand that business as new opportunities emerge.”

Adjusted EBITDA for the first quarter of 2015 totaled $(5.6) million. This compares to Adjusted EBITDA of $(6.8) million in the first quarter of 2014. Adjusted EBITDA is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

Non-GAAP loss per share for the first quarter of 2015 was $(0.32), compared with a non-GAAP loss per share for the first quarter of 2014 of $(0.30). Non-GAAP loss per share is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

On a GAAP basis, net loss for the first quarter of 2015 was $31.1 million, or $0.34 per share, and included a non-cash gain of $0.9 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market, and a non-cash charge of $2.7 million related to stock-based compensation. This compares with a net loss for the first quarter of 2014 of $28.6 million, or $0.30 per share, which included a non-cash gain of $4.5 million related to the mark-to-market accounting treatment of the Series I warrants, a non-cash charge of $3.4 million related to stock-based compensation, foreign currency losses of $0.3 million on the Company’s purchase notes issued in September 2010 in connection with the Company’s acquisition of IMW, a $0.5 million write down of the value of the Westport Innovations, Inc. shares held by the Company from the sale of its former subsidiary BAF Technologies, Inc. (WPRT Holdback Shares Write-Down), and $0.1 million in additional lease exit charges related to the move of the Company’s headquarters (HQ Lease Exit).

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (2) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Management compensates for these limitations by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Series I warrants, plus or minus the foreign currency losses or gains on the IMW Purchase Notes, plus the WPRT Holdback Shares Write-Down, and plus the HQ Lease Exit, the total of which is divided by the Company’s weighted average shares outstanding on a diluted basis. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and it enables investors to compare the Company’s performance with other companies that have different capital structures. The Company’s management believes that excluding the foreign currency gains and losses on the IMW Purchase Notes provides useful information to investors as the amounts are based on market conditions outside of management’s control and the amounts relate to financing the acquisition of the IMW business as opposed to the core operations of the Company. The Company’s management believes that excluding the WPRT Holdback Shares Write-Down, and the HQ Lease Exit amounts is useful to investors because they are not part of or representative of the core operations of the Company.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended March 31,
(in 000s, except per-share amounts)	2014	2015
Net Loss Attributable to Clean Energy Fuels Corp.	$(28,593)	$(31,147)
Stock Based Compensation, Net of Tax Benefits	3,420	2,690
Mark-to-Market Gain on Series I Warrants	(4,455)	(883)
Foreign Currency Loss on IMW Purchase Notes	343	—
WPRT Holdback Shares Write-Down	463	—
HQ Lease Exit	55	101
Adjusted Net Loss	$(28,767)	$(29,239)
Diluted Weighted Average Common Shares Outstanding	94,676,325	91,317,053
Non-GAAP Loss Per Share	$(0.30)	$(0.32)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus or minus the foreign currency losses or gains on the Company’s IMW Purchase Notes, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Series I warrants, plus the WPRT Holdback Shares Write-Down, and plus the HQ Lease Exit. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended March 31,
(in 000s)	2014	2015
Net Loss Attributable to Clean Energy Fuels Corp.	$(28,593)	$(31,147)
Income Tax Expense	962	854
Interest Expense, Net	9,510	9,895
Depreciation and Amortization	11,515	12,886
Foreign Currency Loss on IMW Purchase Notes	343	—
Stock Based Compensation, Net of Tax Benefits	3,420	2,690
Mark-to-Market Gain on Series I Warrants	(4,455)	(883)
WPRT Holdback Shares Write-Down	463	—
HQ Lease Exit	55	101
Adjusted EBITDA	$(6,780)	$(5,604)

Gallons Delivered

The Company defines “gallons delivered” as its gallons of compressed natural gas (CNG), liquefied natural gas (LNG) and renewable natural gas (RNG), along with its gallons associated with providing operations and maintenance services, delivered to its customers during the applicable period.

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S., and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes, through Thursday, June 11, 2015, which can be reached by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations, and entering Replay Pin Number 13606820. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. (NASDAQ: CLNE) is the largest provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG fueling stations; manufacture CNG and LNG equipment and technologies for ourselves and other companies; develop RNG production facilities; and deliver more CNG, LNG, and Redeem RNG fuel than any other company in the U.S. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding market adoption of natural gas as a vehicle fuel, oil, gasoline, diesel and natural gas prices and the Company’s ability to continue to offer natural gas at a discount to gasoline and diesel, continued interest and investment in natural gas as a vehicle fuel, including government incentives promoting the use of cleaner fuels, the strength of the Company’s key markets and businesses, the benefits of natural gas relative to gasoline, diesel and other vehicle fuels, the Company’s ability to successfully enter new businesses, such as the “virtual natural gas pipelines” business of NG Advantage, build, sell and open new natural gas fueling stations and add incremental volume to the Company’s fueling infrastructure, the Company establishing relationships with new customers and expanding relationships with existing customers, and future growth and sales opportunities in all of the Company’s key customer markets, which include trucking, refuse, airport, taxi, transit, ready mix and off-system sales. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, future supply, demand, use and prices of crude oil and natural gas and fossil and alternative fuels, including gasoline, diesel, natural gas, biodiesel, ethanol, electricity, and hydrogen, the Company’s ability to recognize the anticipated benefits of building CNG and LNG stations, the availability and deployment of, as well as the demand for, natural gas engines that are well-suited for the U.S. heavy-duty truck market, future availability of capital, including equity or debt financing, as needed to fund the growth of the Company’s business, the Company’s ability to efficiently manage any growth it might experience and retain and hire key personnel, the acceptance and availability of natural gas vehicles in the Company’s markets, the availability of tax and related government incentives for natural gas fueling and vehicles, changes to federal, state or local fuel emission standards, the Company’s ability to capture a substantial share of the anticipated growth in the market for natural gas fuel and otherwise compete successfully, the Company’s  ability to manage risks and uncertainties related to its international operations, construction and permitting delays at station construction projects, the Company’s ability to integrate acquisitions and investments, such as its investment in NG Advantage, compliance with governmental regulations, the Company’s ability to source and supply sufficient LNG to meet the needs of its business, the Company’s ability to effectively manage its current LNG plants, and the Company’s ability to manage and grow its RNG business. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-K, filed on February 26, 2015 with the Securities and Exchange Commission (www.sec.gov), contains risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Tony Kritzer
Director of Investor Communications
949.437.1403

News Media Contact:

Gary Foster

Senior Vice President, Corporate Communications

949.437.1113

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2014 and March 31, 2015

(Unaudited)

(In thousands, except share data)

	December 31, 2014	March 31, 2015
Assets
Current assets:
Cash and cash equivalents	$92,381	$106,863
Restricted cash	6,012	4,985
Short-term investments	122,546	113,557
Accounts receivable, net of allowance for doubtful accounts of $752 and $785 as of December 31, 2014 and March 31, 2015, respectively	81,970	79,056
Other receivables	56,223	25,076
Inventory, net	34,696	32,795
Prepaid expenses and other current assets	19,811	15,854
Total current assets	413,639	378,186
Land, property and equipment, net	514,269	519,315
Notes receivable and other long-term assets	71,904	71,816
Investments in other entities	6,510	6,306
Goodwill	98,726	95,307
Intangible assets, net	55,361	50,062
Total assets	$1,160,409	$1,120,992
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$4,846	5,712
Accounts payable	43,922	41,577
Accrued liabilities	56,760	57,151
Deferred revenue	14,683	11,738
Total current liabilities	120,211	116,178
Long-term debt and capital lease obligations, less current portion	500,824	503,869
Long-term debt, related party	65,000	65,000
Other long-term liabilities	9,339	8,373
Total liabilities	695,374	693,420
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 224,000,000 shares; issued and outstanding 90,203,344 shares and 90,378,353 shares at December 31, 2014 and March 31, 2015, respectively	9	9
Additional paid-in capital	898,106	901,130
Accumulated deficit	(457,441)	(488,572)
Accumulated other comprehensive loss	(3,248)	(12,224)
Total Clean Energy Fuels Corp. stockholders’ equity	437,426	400,343
Noncontrolling interest in subsidiary	27,609	27,229
Total stockholders’ equity	465,035	427,572
Total liabilities and stockholders’ equity	$1,160,409	$1,120,992

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2014 and 2015

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2015
Revenue:
Product revenues	$85,789	$69,297
Service revenues	9,486	16,551
Total revenues	95,275	85,848
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	67,867	55,379
Service cost of sales	3,764	9,354
Derivative gains:
Series I warrant valuation	(4,455)	(883)
Selling, general and administrative	33,490	30,233
Depreciation and amortization	11,515	12,886
Total operating expenses	112,181	106,969
Operating loss	(16,906)	(21,121)
Interest expense, net	(9,510)	(9,895)
Other income (expense), net	(1,286)	547
Loss from equity method investment	—	(204)
Loss before income taxes	(27,702)	(30,673)
Income tax expense	(962)	(854)
Net loss	(28,664)	(31,527)
Loss from noncontrolling interest	71	380
Net loss attributable to Clean Energy Fuels Corp.	$(28,593)	$(31,147)
Loss per share attributable to Clean Energy Fuels Corp.:
Basic	$(0.30)	$(0.34)
Diluted	$(0.30)	$(0.34)
Weighted-average common shares outstanding:
Basic	94,676,325	91,317,053
Diluted	94,676,325	91,317,053

Included in net loss are the following amounts (in millions):

	Three Months Ended March 31,
	2014	2015
Construction Revenues	$16.3	$6.5
Construction Cost of Sales	(13.4)	(5.7)
Stock-based Compensation Expense, Net of Tax Benefits	(3.4)	(2.7)